                                                                     EXHIBIT (5)

                 FIRST UNION CORPORATION                 One First Union Center (0013)           225 Water Street (0585)
                 LEGAL DIVISION                         Charlotte, North Carolina 28288        Jacksonville, Florida 32202
                 MARION A. COWELL, JR.                           704 374-6828                         904 361-3518
                 Executive Vice President                      Fax: 704 374-3425                    FAX: 904 361-3144
                 General Counsel and
                 Secretary
                 Reply to Charlotte Office

                                                               December 15, 1994
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-3 (the "Registration Statement") of 3,143,510 shares of the Corporation's Common Stock, $3.33 1/3 par value per share (together with the rights attached thereto, the "First Union Common Shares"), which have been issued to Stephen A. Lieber, Nola Maddox Falcone and Theodore J. Israel, Jr. (the "Selling Stockholders") in connection with the acquisition by the Corporation of Lieber & Company and Evergreen Asset Management Corp. on June 30, 1994.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading "Validity of Shares of Common Stock" in the Prospectus included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.
                                         Very truly yours,
                                         MARION A. COWELL, JR.